Exhibit 10.30

                                 LOAN AGREEMENT



          THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of November 27, 1996, by and between Alliance Farms Cooperative Association, a Colorado cooperative association (the "Borrower"), and Farmland Industries, Inc., a Kansas corporation (the "Lender").

                                   RECITALS:

          A. The Borrower is engaged in the business of producing feeder pigs for sale to its members and third parties.

          B. Previously, the Borrower has constructed its feeder pig production facilities by using the proceeds from a sale of a block of seventeen
(17) shares of its common stock, together with the proceeds of loans from CoBank, ACB, pursuant to the CoBank Loan Documentation (as hereinafter defined).

          C. The Borrower now desires to construct a feeder pig production facility in Wayne County, Illinois, by the using the proceeds of the Loan (as hereinafter defined) from the Lender and the proceeds of additional advances under the CoBank Loan Documentation.

          D. In connection with the above described construction project, the Lender has advanced $200,000.00 to the Borrower on November 27, 1996, for the purpose of acquiring real estate in Wayne County, Illinois, which advance is intended to be included as part of the Loan.

                            SECTION 1 - DEFINITIONS

          1.1. Defined Terms. As used in this Loan Agreement, the following terms have the following meanings:

          "Applicable Rate" means the per annum rate equal to the sum of (a) one and one-quarter percent (1.25% or 125 basis points), plus (b) the National Variable Rate.

          "Business Day" means a day other than a Saturday, Sunday or business holiday in the State of Missouri.

          "CoBank" means CoBank, ACB (formerly National Bank for Cooperatives), the Borrower=s primary lender.

          "CoBank Loan Documentation" collectively means the Master Loan Agreement (MLA No. E039), dated as of May 19, 1995, between CoBank and the Borrower, as supplemented by the Multiple Advance Term Loan Supplement (Loan No. E039T01), dated as of May 19, 1995, and the Revolving Term Loan Supplement (Loan No. E039T02), dated as of May 19, 1995, and the related Loan Agreement (No. T2300), dated as of September 21, 1994, between CoBank and the Borrower, as amended by the Term Loan Amendment (Loan No. T2300A), dated as of May 19, 1995, true and correct copies of which are attached hereto as Exhibit D.

          "Contractual Obligation" means, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of its properties is bound.

          "Event of Default" means any of the events described in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

          "Indebtedness" means, with respect to any Person, at a particular time, any indebtedness, obligation or liability in respect of which such Person is an obligor, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several.

          "Interest Payment Date" means the 1st day of January, 1996, and the 1st day of each successive month thereafter.

          "Lien" means and includes any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan" shall have the meaning ascribed to such term in Section 2.1 hereof.

          "Mortgage" collectively means the Illinois Mortgage, substantially in the form of Exhibit C, to be executed and delivered by the Borrower to the Lender, and all additional deeds of trust and mortgages as may from time to time be executed and delivered to or in favor of the Lender by the Borrower.

          "National Variable Rate" means the rate most recently announced by CoBank as its "National Variable Rate." The National Variable Rate is one of CoBank's Applicable Rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as CoBank may designate.

          "Note" means the Promissory Note, substantially in the form of Exhibit A, to be executed and delivered by the Borrower to the Lender.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Requirement of Law" means, with respect to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or any interpretation thereof by a Governmental Authority, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit B, to be executed and delivered by the Borrower in favor of the Lender.

          "Security Documents" means and includes the Security Agreement and the Mortgage and all additional security agreements and pledge agreements as may from time to time be executed and delivered to or in favor of the Lender by the Borrower.

          1.2 Construction. (a) Unless otherwise defined therein, all terms defined in this Loan Agreement shall have their respective herein defined meanings when used in the Note, the Security Documents, or any certificate or other document made or delivered pursuant hereto or thereto. All such certificates and documents and all Exhibits and Schedules attached to this Loan Agreement are a part hereof for all purposes.

          (b) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Loan Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments, and restatements of such agreement, instrument or document, provided, however, that nothing contained in this sentence shall be construed to authorize any such renewal, extension, modification, amendment or restatement other than in accordance with subsection 8.1.

          (c) As used in this Loan Agreement and in the Note and in any certificate or other document made or delivered pursuant to this Loan Agreement, accounting terms, to the extent not defined in this Agreement, shall have the respective meanings given to them under GAAP.

          (d) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing person shall include individuals, corporations, partnerships, joint ventures, associations, joint-stock companies, trusts, unincorporated organizations and governments and any agency or political subdivision thereof.

          (e) The table of contents, captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

          1.3 Calculations. All interest and fees accruing under this Loan Agreement, the Note or any Security Document or under any other document or instrument delivered pursuant hereto or thereto shall be calculated on the basis of actual days elapsed and a year of 360 days.

                        SECTION 2 - LENDING ARRANGEMENT

          2.1. The Loan. The Lender agrees, on the terms and subject to the satisfaction of the conditions hereinafter set forth, to make a loan to the Borrower, by means of one or more advances, in the aggregate principal amount of One Million Three Hundred Sixty Thousand Dollars ($1,360,000) (the "Loan"), which shall be evidenced by the Note. The Loan shall be payable as to principal on the first to occur of (a) the closing date with respect to the Borrower=s next issuance and sale of a block of at least seventeen (17) shares of its common stock, $.01 par value, and (b) the 27th day of November, 2006.

          2.2.    Interest.

          (a) The Borrower agrees to pay interest on the unpaid principal amount of the Loan from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Applicable Rate. The Applicable Rate shall be adjusted annually based on the National Variable Rate in effect on the anniversary date of this Loan Agreement.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loan shall bear interest at a rate per annum equal to the lower of two percent (2%) above the Applicable Rate in effect from time to time or the maximum rate of interest allowed by applicable law; provided, however, that in no event shall the Loan bear interest after maturity at a rate per annum less than the rate of interest applicable thereto at maturity.

          (c) Interest shall accrue from and including the date of the Loan to but excluding the date of any repayment thereof and shall be payable in arrears on each Interest Payment Date, upon any prepayment, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          2.3. Payments. Except as otherwise specifically provided herein, all payments due under this Loan Agreement shall be made to the Lender not later than 12:00 noon (central time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Lender's principal office. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, payment shall be made on the next successive Business Day with the same effect as though made on the due date.

          2.4. Prepayment. The Borrower shall have the right to prepay all or any portion of the Loan at any time and from time to time without premium or penalty of any kind.

          2.5. Additional Costs. If, due to either (i) any Requirement of Law or (ii) compliance by the Lender with any request from any Governmental Authority, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining the Loan, the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to indemnify the Lender against such increased costs. The determination of such increased costs by the Lender shall be conclusive if made reasonably and in good faith.

                   SECTION 3 - REPRESENTATIONS AND WARRANTIES

          To induce the Lender to make the Loan hereunder, the Borrower and the Guarantor hereby represent and warrant to the Lender as follows:

          3.1. Financial Condition. The Borrower has furnished the Lender with the audited balance sheet of the Borrower as at the end of the most recent fiscal year of the Borrower and the related statement of operations, statement of shareholder=s equity and statement of cash flows for the fiscal year then ended, which fairly present the financial position and results of operations of the Borrower at the times and for the periods covered thereby, all in accordance with GAAP, and which indicate all contingent liabilities which reasonably would be expected to have a material adverse effect on the Borrower.

          3.2. No Change. Since the date of the end of the most recent fiscal year of the Borrower, there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower.

          3.3. Corporate Existence; Compliance with Law. The Borrower is duly organized and validly existing under applicable law, is qualified to do business and is in good standing in each jurisdiction where required and has complied with all laws necessary to conduct its business as presently conducted.

            3.4. Corporate Power and Authority. The Borrower has authority, and has completed all proceedings and obtained all approvals and consents necessary to execute, deliver, and perform this Loan Agreement, the Note, the Security Documents and the transactions contemplated hereby and thereby.

          3.5. Enforceable Obligations. This Loan Agreement, the Note and the Security Documents, when executed by the Borrower and delivered to the Lender, will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

          3.6. No Legal Bar. The execution, delivery and performance by the Borrower of this Loan Agreement, the Note and the Security Documents, the borrowings by the Borrower hereunder, the use of the proceeds thereof and the granting of the security interests pursuant to the Security Documents will not violate any Requirement of Law or any Contractual Obligation of the Borrower (including, without limitation, Borrower=s obligations under the CoBank Loan Documentation) and will not result in or require the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except for the Liens created pursuant to the Security Documents.

          3.7. No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to this Loan Agreement, the Note or any of the Security Documents or any of the transactions contemplated hereby or thereby, or (b) which reasonably would be expected to have a material adverse effect on the business, operations, assets or financial or other condition of the Borrower .

          3.8. No Default. The Borrower is not in default under any agreement to which it is a party or by which it may be bound (including, without limitation, under the CoBank Loan Documentation) that reasonably would be expected to materially adversely affect the Borrower or the Borrower's ability to perform and observe the obligations binding on it under this Loan Agreement, the Security Documents and the Note.

          3.9. Taxes. All tax returns required of the Borrower have been filed, there is, to the Borrower=s knowledge, no proposed tax assessment or liability against the Borrower or its properties which would be material to the Borrower, and no extension of time for the assessment of any tax of the Borrower is in effect or has been requested, except as disclosed in financial statements previously furnished to the Lender.

          3.10. Use of Proceeds. All proceeds of the Loan shall be used by the Borrower for the construction of a feeder pig production facility in Wayne County, Illinois.

          3.11. Subsidiaries. The Borrower, as of the date of this Loan Agreement, has no subsidiaries.

          3.12.   Security Documents.

          (a) Each Security Document will be effective to create in favor of the Lender a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the collateral described therein. When financing statements have been duly filed and, when appropriate, possession of such collateral has been taken by the Lender, each of such Security Documents shall constitute a fully perfected first security interest in all right, title and interest of the Borrower in such collateral (subject to any security interest held by CoBank).

          (b) The Mortgage will be effective to grant to the Lender a legal, valid and enforceable mortgage lien on the mortgaged property thereunder. When the Mortgage is duly recorded and all recording fees and taxes in respect thereof are paid, the Mortgage shall constitute a fully perfected first lien on such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and any lien held by CoBank. All such interests of the Lender shall, except as noted above, be superior in right to any Lien, existing or future, which the Borrower or any third Person may have against the mortgaged property or interests therein.

          3.13. Representations and Warranties to CoBank. Each representation and warranty set forth in the CoBank Loan Documentation is true and correct in all material respects as of the date hereof, and the Borrower hereby makes and confirms such representations and warranties to the Lender as if such representations and warranties were contained in this Loan Agreement and directly made to the Lender as of the date hereof.

                        SECTION 4 - CONDITIONS PRECEDENT

          The Lender shall have no obligation to make any advance of the Loan hereunder unless, on or prior to the date of the Loan, the Lender shall have received the following items (all in form satisfactory to the Lender):

          (a)  the Note, duly executed by the Borrower;

          (b)  the Security Agreement, duly executed by the Borrower;

          (c)  the Mortgage, duly executed by the Borrower; and

          (d) any other documents, instruments and reports as the Lender shall reasonably request including, without limitation, itemized statements and evidence of expenses incurred by the Borrower in connection with the construction contemplated by this Loan Agreement.

                       SECTION 5 - AFFIRMATIVE COVENANTS

          So long as any part of the indebtedness contemplated hereby shall remain unpaid, the Borrower covenants and agrees as follows:

          5.1. Financial Statements. (a) The Borrower shall furnish to the Lender, as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audited balance sheet of the Borrower, and the related statement of operations, statement of shareholder=s equity and statement of cash flows for such fiscal year, all accompanied by the report by independent certified public accountants of recognized standing acceptable to the Lender.

          (b) The Borrower shall furnish to the Lender, as soon as available and in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited balance sheet of the Borrower as at the end of each such quarter and the related statement of operations, statement of shareholder=s equity and statement of cash flows for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous fiscal year, certified by the Borrower's chief financial officer (subject to normal year-end audit adjustments).

          (c) All such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP (consistent with the financial statements referred to in subsection 3.1) and applied consistently throughout the periods reflected therein.

          5.2. Certificates. The Borrower shall furnish to the Lender, promptly after becoming aware thereof, notice of the occurrence of any event or condition which would constitute an Event of Default under this Loan Agreement.

          5.3. Contractual Obligations, Requirements of Law. The Borrower shall duly and promptly comply with each Contractual Obligation and Requirement of Law to which it is subject or by which any of its properties is bound.

          5.4. Payment of Indebtedness. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

          5.5. Maintenance of Existence. The Borrower shall preserve and maintain its corporate existence, franchises and privileges in its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary and the failure to be so qualified would materially adversely affect the business of the Borrower.

          5.6. Insurance. The Borrower shall maintain insurance reasonably satisfactory to the Lender with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

          5.7. Books and Records. The Borrower shall maintain proper books of record and account in accordance with GAAP.

          5.8. Notices. The Borrower shall promptly notify the Lender in writing of the occurrence of any event which reasonably would be expected to materially adversely affect the Borrower.

          5.9. Further Assurances. The Borrower shall execute and file all such further instruments and perform such other acts as the Lender may reasonably determine are necessary or advisable to maintain the priority of the liens and security interests created by the Security Documents in all property subject thereto.

                         SECTION 6 - NEGATIVE COVENANTS

          So long as any part of the Loan shall remain unpaid, the Borrower covenants and agrees that the Borrower shall not, without the prior written consent of the Lender, (a) take any actions, or permit to occur any events, described in the Sections of the CoBank Loan Documentation presently titled "Negative Covenants", regardless of whether CoBank otherwise agrees thereto, or
(b) supplement, amend or otherwise modify the CoBank Loan Documentation.

                              SECTION 7 - DEFAULT

          If any of the following events occurs and is continuing:

          (a) failure by the Borrower to pay in full when due any amount of principal or interest on the Note; or

          (b) failure by the Borrower to perform or observe any of the provisions contained in Section 6; or

          (c) failure by the Borrower to perform or observe any of the provisions contained in any other subsection hereof if such failure is not cured within thirty (30) days of the Borrower's knowledge of the failure; or

          (d) failure of any Security Document, for any reason, to be in full force and effect or any party thereto shall default in the observance or performance of any of the covenants or agreements contained therein or a default or an event of default shall occur under any Security Document; or

          (e) any representation or warranty made by the Borrower herein shall be false or misleading in any material respect; or

          (f) the Borrower shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness for borrowed money of, or guaranteed by, the Borrower (including, without limitation, any Indebtedness under the CoBank Loan Documentation), or the Borrower shall be in default (after giving effect to any applicable grace period), or an event of default has occurred, under the terms and conditions of the CoBank Loan Documentation or any other agreement or evidence of other Indebtedness of the Borrower; or

          (g) any admission by the Borrower of its inability to pay its debts as they mature, the commencement of any bankruptcy, insolvency, arrangement, reorganization or other debt-relief proceedings by, or the dissolution, termination of existence or insolvency (however evidenced) of, the Borrower or any action authorized, taken or suffered by the Borrower with a view toward any of the same; or

          (h) failure by the Borrower within sixty (60) days after the institution of any proceedings against the Borrower under any law relating to bankruptcy, insolvency, arrangement, reorganization or relief of debtors or similar law to have such proceeding dismissed;

then the Lender may, at its election and without demand or notice of any kind, which are hereby expressly waived, refuse to make further advances of the Loan hereunder, declare the unpaid balance of any outstanding Note and accrued interest thereon immediately due and payable, proceed to collect same, and exercise any and all other rights, powers and remedies given it by this Loan Agreement, the Note, the Security Documents or by law or in equity.

                           SECTION 8 - MISCELLANEOUS

          8.1. Amendment and Waiver. Neither this Loan Agreement, the Note or any other instrument or document entered into in connection herewith, nor any provisions hereof or thereof, may be supplemented, amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized officer of the Borrower and of the Lender, respectively.

          8.2. Notices. All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

          To the Borrower:    Alliance Farms Cooperative Association

                         3315 N. Oak Trafficway
                         P. O. Box 7305
                         Kansas City, Missouri 64116
                         Attention:  Paul Miller, Dept. 189

          To the Lender:      Farmland Industries, Inc.

                         3315 N. Oak Trafficway
                         P. O. Box 7305
                         Kansas City, Missouri 64116
                         Attention: Randy Vance, Dept. 160

Any notice, demand or other communication given in a manner prescribed in this paragraph shall be deemed to have been delivered on receipt.

          8.3. No Waiver; Cumulative Remedies. Any forbearance, failure, or delay by the Lender in exercising any right, power or remedy shall not preclude the further exercise thereof, and all of the Lender's rights, powers and remedies shall continue in full force and effect until specifically waived in writing by the Lender. The rights, remedies, powers and privileges herein or therein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The Borrower shall pay all reasonable and necessary expenses (including reasonable attorney's fees and disbursements) incurred in connection with the collection or enforcement of this Loan Agreement and the Note.

          8.4. Survival. The representations and warranties of the Borrower contained herein shall survive the making of Loan and the making of the advances of the Loan, and shall remain effective until all indebtedness contemplated hereby shall have been paid by the Borrower in full.

          8.5. Payment of Expenses and Taxes. The Borrower shall (a) pay all reasonable out-of-pocket costs and expenses of the Lender incurred in the collection, enforcement and prosecution of its rights and remedies hereunder, whether or not involving a case, action or proceeding before any state or federal court (including, without limitation, the reasonable fees and disbursements of legal counsel) and (b) indemnify and hold the Lender harmless from and against any and all current and future stamp and other similar taxes with respect to the foregoing matters and from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes.

          8.6. Indemnity. The Borrower shall indemnify and hold the Lender harmless from and against all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements whatsoever which may be imposed on, incurred by or asserted against the Lender (whether or not caused by the Lender's negligence) growing out of or resulting from this Loan Agreement, the Note, the Security Documents and any other document or instrument delivered hereunder or thereunder and all transactions and events at any time associated therewith (including the enforcement of any right of the Lender or the defense of any action or inaction by the Lender in connection therewith), except to the limited extent such liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are proximately caused by the Lender's gross negligence or willful misconduct.

          8.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all indebtedness at any time held or owing by the Lender to or for the credit of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Loan Agreement and the Note, including (without limitation) all claims of any nature or description arising out of or connected with this Loan Agreement and the Note, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          8.8. Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or otherwise transfer any of its interest under this Loan Agreement without prior written consent of the Lender.

          8.9. Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Loan Agreement by signing any such counterpart.

          8.10. Severability. In case any one or more of the provisions contained in this Loan Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          8.11. Governing Law. This Loan Agreement and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to conflict of laws principles of said state.

          8.12. Acknowledgments and Admissions. The Borrower hereby represents, warrants, acknowledges and admits that (a) the Borrower has made an independent decision to enter into this Loan Agreement and such other instruments and documents, without reliance on any representation, warranty, covenant or undertaking by the Lender, whether written, oral or implicit, other than as expressly set forth in this Loan Agreement, (b) the Lender has not made any representation, covenant or undertaking to the Borrower in connection with the rights and obligations of the Borrower pursuant to this Loan Agreement or any such instruments and documents, (c) there are no representations, warranties, covenants or undertakings or agreements by the Lender as to this Loan Agreement or such instruments and documents except as expressly set forth herein or therein, (d) the relationship between the Lender and the Borrower, pursuant to this Loan Agreement and such instruments and documents, is and shall be solely that of creditor and debtor, respectively, (e) the Lender has relied upon the truthfulness of the foregoing acknowledgments in deciding to execute and deliver this Loan Agreement and to accept the Note.

          8.13. Entire Agreement. This Loan Agreement and the Exhibits attached hereto embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed and delivered this Loan Agreement as of the date first above written.

                                   ALLIANCE FARMS COOPERATIVE
                                   ASSOCIATION


                                   By:
                                   Name:
                                   Title:

                                   FARMLAND INDUSTRIES, INC.


                                   By:
                                   Name:
                                   Title:




                          EXHIBIT A - PROMISSORY NOTE





                         EXHIBIT B - SECURITY AGREEMENT

                              EXHIBIT C - MORTGAGE





                     EXHIBIT D - COBANK LOAN DOCUMENTATION